EXHIBIT 4.2

                                                          Filed October 16, 2000
                                                          Secretary of Idaho


                             ARTICLES OF CORRECTION
                                       OF
                            FLEXEMESSAGING.COM, INC.


To the Secretary of State
State of Idaho

                  Annexed hereto are the Articles and Plan of Exchange for the exchange of the shares of Flexemessaging.com, Inc. with shares of Trade Wind Communications Ltd. as approved by resolution adopted at a meeting by the Board of Directors of Flexemessaging.com, Inc. ("Flexe") on September 1, 2000 and by resolution adopted at a meeting by the Board of Directors of Trade Wind Communications Ltd. ("TWC") on October 5, 2000 ("Exhibit A"). Exhibit A was filed with the Secretary of State of the State of Idaho on June 19, 2001.

                  Pursuant to the provisions of the Idaho Business Corporation Act ss.ss.30-1-123 and 30-1-124, the domestic business corporation herein named does hereby submit the following Articles of Correction:

         1. Page 2, ss.2.1 of Exhibit A states that the Effective Date of the filing is delayed to the date upon which all the described actions of that section have occurred. As all such described actions have now been completed, Flexe hereby corrects this provision to state a definitive Effective Date of August 29, 2001.

         2. Page 2, ss.2.5 of Exhibit A is entitled "Expenses of Merger." As the transaction contemplated by this filing is not a merger, but rather a share exchange, Flexe hereby corrects the title of this section to "Expenses of Exchange."

         3. Page 3, ss.3.1 of Exhibit A makes an inaccurate statement regarding which shares will be canceled as a result of this transaction and makes an incorrect reference to TWC, Flexe hereby corrects this provision to read:

                  "At and from the Effective Date of the Exchange, each issued and outstanding share of Flexemessaging's common stock not then held by TWC and all rights in respect thereof shall be canceled and restored to the status of authorized but unissued shares of Flexemessaging common stock."*

         4. Page 3, ss.3.2 of Exhibit A makes an inaccurate statement regarding which shares will be canceled as a result of this transaction, Flexe hereby corrects this provision to read:

         "...all of the outstanding shares of Flexemessaging common stock not then held by TWC and all rights in respect thereof..."*

         5. Page 4,ss.5.2 of Exhibit A is entitled "Period Reports." Flexe hereby corrects the title of this section to "Periodic Reports."

*correction denoted by underscore

                  IN WITNESS WHEREOF, Flexe has caused these Articles of Correction to be executed by its authorized officer as this 11th day of October, 2001.


                                               FLEXEMESSAGING.COM, INC.

                                               By: /s/ Nick Bird
                                                   --------------------------
                                                   Name of Officer: Nick Bird
                                                   Title of Officer: President

                                                                      EXHIBIT A


                             ARTICLES OF EXCHANGE

                                       OF

                            FLEXEMESSAGING.COM, INC.

                                       AND

                         TRADE WIND COMMUNICATIONS LTD.


To the Secretary of State
State of Idaho

                  Pursuant to the provisions of the Idaho Business Corporation Act, the domestic business corporation and the foreign business corporation herein named do hereby submit the following Articles of Exchange.

         1. Annexed hereto and made a part hereof is the Plan of Exchange for the exchange of the shares of Flexemessaging.com, Inc. with shares of Trade Wind Communications Ltd. as approved by resolution adopted at a meeting by the Board of Directors of Flexemessaging.com, Inc. on September 1, 2000 and by resolution adopted at a meeting by the Board of Directors of Trade Wind Communications Ltd. on October 5, 2000.

         2. In respect of Flexemessaging.com, Inc., the designation, the number of outstanding shares, and the number of votes entitled to be cast by each voting group entitled to vote on the Plan of Exchange are as follows:

         a. Designation of voting group: Common Stock

         b. Number of outstanding shares of voting group: 10,200,000

         c. Number of votes entitled to be cast by voting group entitled to vote on the Plan of Exchange: 10,200,000

         3. In respect of Flexemessaging.com, Inc., the total number of votes cast for and against the Plan of Exchange by each voting group entitled to vote on the said exchange is a follows:

         a. Designation of voting group: Common Stock

         b. Number of votes of voting group cast for the Plan of Exchange:
9,001,735.

         c. Number of votes of voting group cast against the Plan of Exchange:
938,843.

         4. The said number of votes cast for the Plan of Exchange was sufficient for the approval thereof by the said voting group.

         5. The exchange of Flexemessaging.com, Inc. shares with Trade Wind shares is permitted by the laws of the jurisdiction of organization of Trade Wind and has been authorized in compliance with said laws.


                                        FLEXEMESSAGING.COM, INC.


                                        By:
                                           -----------------------------
                                           Name of Officer:
                                           Title of Officer:


                                        TRADE WIND COMMUNICATIONS LTD.


                                        By:
                                           -----------------------------
                                           Name of Officer:
                                           Title of Officer:

                                PLAN OF EXCHANGE

                                       OF
                            FLEXEMESSAGING.COM, INC.
                             (AN IDAHO CORPORATION)
                                      WITH
                         TRADE WIND COMMUNICATIONS LTD.
                             (A BERMUDA CORPORATION)


                  PLAN OF EXCHANGE, dated September 11, 2000, adopted by Flexemessaging.com, Inc., an Idaho corporation, by resolution of its Board of Directors on September 1, 2000 ("Flexemessaging"), and adopted by Trade Wind Communications Ltd., a Bermuda corporation, by resolution of its Board of Directors on October 5, 2000 ("TWC").

                                   WITNESSETH:

                  WHEREAS, the Board of Directors of Flexemessaging and the Board of Directors of TWC, respectively, have duly approved this Plan and deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective shareholders that the Flexemessaging shareholders exchange their shares of common stock of Flexemessaging for 1.754880714 shares of common stock of TWC; and

                  WHEREAS, upon consummation of such Exchange, TWC would then merge Flexemessaging, its then wholly owned subsidiary, with and into a newly formed Bermuda company; and

                  WHEREAS, the laws of the States of Idaho and Bermuda permit the exchange and/or business combination of Flexemessaging with TWC.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties to exchange such shares as hereinafter set forth:

                              ARTICLE I. EXCHANGE

         1.1 EXCHANGE. Flexemessaging and TWC shall, pursuant to the provisions of the Idaho Business Corporation Act and the provisions of the Companies Act of Bermuda, shall cause the Exchange of the outstanding shares of Flexemessaging common stock for shares of TWC common stock.

                        ARTICLE II. TERMS AND CONDITIONS

The terms and conditions of the Exchange, and the mode of carrying it into effect, are as set forth herein and in the Arrangement Agreement attached hereto as Exhibit A and made a part hereof (together, the "Plan").

         2.1 EFFECTIVE DATE. This Plan of Exchange and the Exchange shall become effective when this Plan and the Arrangement Agreement have been adopted by each of the shareholders of Flexemessaging and TWC and the Supreme Court of Bermuda has issued a final order approving the Exchange and the order has been filed with the Registrar of Companies in Bermuda with Articles of Exchange filed with the Secretary of the State in Idaho, together with this Plan (the "Effective Date"), such date being August 29, 2001.

         2.2 SHAREHOLDER APPROVAL. Flexemessaging shall hold a Special Shareholders Meeting to approve this Exchange in accordance with the applicable provisions of the Idaho Business Corporation Act and TWC shall hold an Extraordinary General Meeting of its shareholders for the purpose of approving this Exchange (known as an "Arrangement" and/or "Scheme" under applicable local law) in accordance with Section 99 of the Companies Act of Bermuda. There shall be required for adoption by the shareholders of Flexemessaging the affirmative vote of the holders of a majority of all the outstanding shares of common stock of Flexemessaging in person or by proxy at its meeting and for adoption by the shareholders of TWC the affirmative vote of a majority in number representing 75% in value of those attending the meeting voting in person or by proxy.

         2.3 COURT APPROVAL. TWC shall apply to the Supreme Court of Bermuda for an interim order providing for the calling and holding of the Extraordinary General Meeting and upon approval and issuance of such interim order, TWC shall hold the meeting in accordance with the provisions of Section 99 of the Companies Act of Bermuda. Upon successful vote by its shareholders approving this Exchange, TWC shall apply to the Supreme Court of a final order approving the fairness of the terms and conditions of the Exchange and that the transaction is fair to the shareholders.

         2.4 FILINGS. Upon approval by the shareholders of both Flexemessaging and TWC and the rendering of the Final Order by the Supreme Court of Bermuda, TWC shall file a certified copy of the final order for acceptance by the Registrar of Companies in Bermuda and Flexemessaging shall cause to be filed Articles of Exchange, together with this Plan, with the Secretary of State of the State of Idaho.

         2.5 EXPENSES OF EXCHANGE. If the Exchange herein becomes effective, TWC shall pay all expenses properly attributable to Flexemessaging in carrying the Exchange into effect, including amounts, if any, to which holders of Flexemessaging's stock that demand payment of the value of their shares pursuant to their dissenters' rights may be entitled under the Business Corporation Act of the State of Idaho.

         2.6 RIGHTS AND LIABILITIES OF TWC. At and after the Effective Date of the Exchange, TWC shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to Flexemessaging or whatever account shall be vested in TWC; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of TWC as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in Flexemessaging shall not revert or be in any way impaired by reason of the Exchange, but shall be vested in TWC; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date of the Exchange; all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to TWC and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and TWC shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Exchange.

         2.7 FURTHER ASSURANCE OF TITLE. If at any time TWC shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to TWC any right, title, or interest of Flexemessaging held immediately prior to the Effective Date, Flexemessaging and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in TWC as shall be necessary to carry out the purposes of this Plan, and TWC and the proper officers and directors thereof are fully authorized to take any and all such actions in the name of Flexemessaging or otherwise.

         2.8 BOARD OF DIRECTORS OF FLEXEMESSAGING. The members of the Board of Directors of Flexemessaging on and immediately after the Effective Date of the Exchange shall be such persons who were the members of the Board of Directors of Flexemessaging on and immediately prior to the Effective Date of the Exchange, and such persons shall serve as directors for the terms provided by law or in the By-Laws, or until their successors are elected and qualified.

         2.9 CONTINUATION OF BUSINESS. After the Effective Date, TWC intends to operate Flexemessaging as a going concern substantially in accordance with Flexemessaging's present plan of operation except that the operations will be conducted under Bermudan law upon redomicle of Flexemessaging effected by a merger of Flexemessaging into a newly formed Bermudan subsidiary of TWC.

                         ARTICLE III. PLAN OF EXCHANGE

The manner and basis of converting the outstanding stock and obligations of Flexemessaging into stock and obligations of TWC shall be as follows:

         3.1 CANCELLATION OF FLEXEMESSAGING STOCK. At and from the Effective Date of the Exchange, each issued and outstanding share of Flexemessaging's common stock not then held by TWC and all rights in respect thereof shall be canceled and restored to the status of authorized but unissued shares of Flexemessaging common stock.

         3.2 CONVERSION. At and from the Effective Date all of the outstanding shares of Flexemessaging's common stock not then held by TWC and all rights in respect thereof shall be converted into and become shares of TWC common stock on the basis of 1.754880714 shares of TWC stock (rounded down to the nearest whole number) being exchanged for each outstanding share of Flexemessaging common stock.

         3.3 CERTIFICATES. Each certificate nominally representing shares of Flexemessaging's common stock (including those owned by Flexemessaging, and held in its treasury) shall be surrendered for transfer, and, TWC will cause to be issued certificates representing TWC common stock and TWC will cause to be issued therefor certificates for shares of TWC common stock in exchange for shares of Flexemessaging common stock in the name and in the number of shares as directed by the shareholder.

         3.4 STATUS OF SHARES. All shares of common stock of TWC into which shares of common stock of Flexemessaging are converted as provided above are fully paid and non-assessable.

         3.5 ADJUSTMENTS. If between the date hereof and the Effective Date there is a stock split, stock dividend, recapitalization or similar event in respect to the outstanding capital stock of either Flexemessaging or TWC, an appropriate and equitable adjustment shall be made in the number of shares to be delivered hereunder.

                             ARTICLE IV. PRIOR ACTS

         4.1 All corporate acts, plans, policies, approvals or authorizations of Flexemessaging, its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans policies, approvals and authorizations of TWC shall be effective and binding thereon as the same were with respect to Flexemessaging.

                            ARTICLE V. CO-OPERATION

         5.1 Consents and Approvals. Subject to the terms and conditions provided herein, each of the companies hereto shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Plan and the consummation of the transactions contemplated hereby, in addition to the approval by each of their respective shareholders. As soon as practicable after the date hereof, each of the companies hereto shall make all filings, applications, statements and reports to all governmental authorities and other persons which are required to be made prior to the Effective Date pursuant to any applicable law or contract in connection with this Plan and the transactions contemplated hereby.

         5.2 Periodic Reports. After the Effective Date, TWC shall continue to make all necessary and applicable filings with the SEC as the successor issuer to Flexemessaging.

         5.3 Listing, Registration. Each of the companies shall use its commercially reasonable efforts to cause TWC to maintain the listing of Flexemessaging in the pink sheets or on the over-the-counter bulletin board, if applicable. In the event an exemption from registration under the Securities Act of 1933, as amended, is not available for this Exchange, the companies shall use their commercially reasonable efforts to cause a registration statement registering the share subject to this Exchange to be filed and declared effective.

         5.4 Further Acts. In the event the Exchange is approved by the shareholders of Flexemessaging and TWC and the Supreme Court of Bermuda, the companies will cause to be executed and filed and/or recorded any document prescribed by the laws of the State of Idaho and Bermuda, and cause to be performed all necessary acts therein and elsewhere to carryout or put into effect any provision of this Plan or the Exchange.

                            ARTICLE VI. TERMINATION

         6.1 TERMINATION. This Plan may be terminated and abandoned by action of the Board of Directors of Flexemessaging or the Board of Directors of TWC at any time prior to the Effective Date, whether before or after approval by the shareholders of both companies and the Supreme Court of Bermuda.

                           ARTICLE VII. MISCELLANEOUS

         7.1 SERVICE OF PROCESS ON TWC. TWC agrees that it may be sued in the State of Idaho for any prior obligation of Flexemessaging and any obligations incurred after the Effective Date by TWC so long as any liability remains outstanding against Flexemessaging or TWC in the State of Idaho, and the TWC hereby irrevocably appoints the Secretary of State of the State of Idaho as its agent to accept the service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in the Business Corporation Act of the State of Idaho.

         7.2 Indemnification.


             (a) Assuming consummation of the Exchange, commencing as of the Effective Date, TWC shall indemnify, defend and hold harmless each person who is, or has been at any time prior to the date of this Plan or who becomes prior to the Effective Date, an officer, director or employee of Flexemessaging or any of Flexemessaging's subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Flexemessaging or any of its subsidiaries ("Indemnified Liabilities"), pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Plan or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the laws of its state of incorporation to indemnify its own directors, officers and employees, as the case may be (and TWC will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law), except for a claim arising or based upon the gross negligence or willful misconduct of the Indemnified Party.

             (b) In the event that TWC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of TWC shall assume the obligations set forth in paragraph (a) above.

      7.3 ENTIRE AGREEMENT. This Plan sets forth the entire understanding between the companies, fully supersedes any and all prior agreements or understandings between the companies pertaining to the subject matter hereof, and may not be modified orally. This Plan may not be amended, modified or terminated except by a writing executed by the companies hereto.

    7.4 HEADINGS. The headings of the articles and sections of this Plan are inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms and provisions thereof.

       7.5 COUNTERPARTS. This Plan may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute a single binding and enforceable instrument.

                  IN WITNESS WHEREOF, each of the companies hereto has caused this Plan of Exchange to be executed by its authorized officer as of the date first above written.

                                        FLEXEMESSAGING.COM, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        TRADE WIND COMMUNICATIONS LTD.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                            TO THE PLAN OF EXCHANGE

                              ARRANGEMENT AGREEMENT

THIS AGREEMENT made the 6th day of September, 2000.


AMONG:

            TRADE WIND COMMUNICATIONS LIMITED, a corporation incorporated and existing under the laws of Bermuda (herein called "TW")

AND:


            FLEXEMESSAGING.COM, INC., a corporation incorporated and existing under the laws of the Idaho (herein called "Flexe")

RECITALS

The common shares of TW (the "TW Shares") are publicly traded on the CDNX;

The common shares of Flexe (the "Flexe Shares") are quoted in the Pink Sheets;

Flexe Acquisition is a wholly owned subsidiary of TW;

TW proposes to apply to the Court for an Interim Order authorizing, among other things, the convening of a meeting of its shareholders to approve an Arrangement under Section 99 of the BCA;

The Arrangement will be on the terms and conditions set forth in the Scheme of Arrangement attached hereto as Schedule "A":

TW, as the holder of over three-fourths of the Flexe Shares, intends to vote in favour of the Scheme of Arrangement at the meeting of Flexe Shareholders called to approve the Arrangement in accordance with the IBCA;

The board of directors of each of TW and Flexe has determined that the Arrangement is fair and reasonable to and in the best interests of each of their respective corporations;

The parties have agreed to enter into this Agreement setting out the terms and conditions on which the Arrangement will be carried out;

Upon the Arrangement becoming effective, the shares of Flexe will be exchanged for TW Shares or cancelled in accordance with the provisions of this Agreement and the Scheme of Arrangement;

TW, Flexe Acquisition and Flexe wish to make certain representations, warranties, covenants and agreements in connection with the Arrangement and also set forth various conditions precedent to completion of the Arrangement;

NOW THEREFORE THIS ARRANGEMENT AGREEMENT WITNESSES THAT, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS HEREINAFTER SET FORTH AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      Definitions

         In this Arrangement Agreement, unless there is something in the subject matter inconsistent therewith, the following terms will have the following meanings and grammatical variations of those terms will have corresponding meanings:

     (a) "Agreement", "hereof", "hereunder" and similar expressions mean this agreement, including the recitals and schedules hereto and includes any agreement or instrument supplementary or ancillary hereto;

     (b) "Applicable Exchanges" means the CDNX and the Pink Sheets (the over the counter inter-dealer quotation system provided by Pink Sheets LLC);

     (c) "Arrangement" means a scheme of arrangement under the provisions of
         Section 99 of the BCA on the terms and conditions set forth in this Agreement and the Scheme of Arrangement and any amendment or variation thereto made in accordance with the terms of this Agreement, or made at the direction of the Court in the Final Order;

     (d) "Arranging Corporations" means TW and Flexe;

     (e) "BCA" means the Companies Act (Bermuda), as now in effect and as it may be amended from time to time, prior to the Effective Date;

     (f) "BCSA" means the Securities Act (British Columbia), as now in effect and as it may be amended from time to time, prior to the Effective Date;

     (g) "Business Day" means a day which is not a Saturday, Sunday or a day when commercial banks are not open for business in Bermuda;

     (h) "CDNX" means the Canadian Venture Exchange;

     (i) "Circular" means the management information and proxy circular of TW to be prepared and sent to TW Shareholders in connection with the TW Shareholders Meeting;

     (j) "Claim" means any written claim or notice of any nature whatsoever, including any demand, dispute, notification of liability, notification of redemption of work, order, obligation, debt, cause of action, action, suit, proceeding, litigation, arbitration, judgment, award or assessment;

     (k) "Court" means the Supreme Court of Bermuda;

     (l) "Effective Date" means the date upon which the Final Order is accepted for filing by the Registrar under the BCA giving effect to the Arrangement;

     (m) "Flexe Financial Statements" means the audited consolidated financial statements of Flexe prepared for and as at the end of its fiscal year ended December 31, 1999, and the unaudited consolidated financial statements of Flexe prepared for and as at the end of the 6 period ended June 30, 2000;

     (n) "Flexe Form 10SB" means the Form 10SB12G under the Securities Exchange Act of 1934 as filed by Flexe with the SEC as of August 16, 1999 and subsequently amended;

     (o) "Final Order" shall have the meaning ascribed in Section 2.1;

     (p) "Flexe Shares" means the common shares of Flexe, which shares have a par value of $0.001 per share;

     (q) "Flexe Shareholders" means the holders of the Flexe Shares;

     (r) "Flexe Shareholders' Meeting" shall have the meaning ascribed in
         Section 5.1(f);

     (s) "Flexe Stock Option" means an option granted pursuant to the Flexe Stock Option Plan which is outstanding as of the Effective Date;

     (t) "Flexe Stock Option Plan" means the stock option plan of Flexe in effect on the date hereof;

     (u) "Governmental Entity" means any: (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency, domestic or foreign;
         (ii) any subdivision, agent, commission, board or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     (v) "IBCA" means the Idaho Business Corporation Act, as now in effect and as it may be amended from time to time, prior to the Effective Date;

     (w) "including" means including without limitation;

     (x) "Interim Order" shall have the meaning ascribed in Section 2.1;

     (y) "Law" means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including the Applicable Exchanges) or self-regulatory authority, and the term "applicable" with respect to those Laws and in the context that refers to one or more Persons, means that those Laws apply to that Person or Persons or its or their business, undertaking, property or securities;

     (z) "Material Adverse Change" means, in respect of a Person, any change (or any condition, event or development involving a prospective change) in the business, operations, affairs (including the employment status of key employees), assets, liabilities (including any contingent liabilities that may arise through outstanding, threatened or pending litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges, or prospects of the Person or any Subsidiary which could reasonably be expected to materially and adversely affect the Person or the value of the Person;

    (aa) "Material Adverse Effect" means the effect of any Material Adverse Change;

    (bb) "Misrepresentation" has the meaning attributed to that term as of the date hereof in the BCSA;

    (cc) "Pink Sheets " means the over the counter inter-dealer quotation system provided by Pink Sheets LLC;

    (dd) "Person" means any individual, partnership, limited partnership, joint venture, venture capital fund, syndicate, sole proprietorship, company or coporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

    (ee) "Proxy Statement" means the management information and proxy circular of Flexe be prepared and sent to Flexe Shareholders in connection with the Flexe Shareholders Meeting;

    (ff) "Registrar" has the meaning attributed to that term in the BCA;

    (gg) "Scheme of Arrangement" means the Scheme of Arrangement attached hereto as Schedule "A";

    (hh) "Securities Act" means the U.S. Securities Act of 1933, as amended;

    (ii) "Securities Legislation" means the BCSA, Securities Act and the Securities Exchange Act of 1934 and equivalent Laws in the other provinces of Canada and in the United States, to which either of TW or Flexe is subject and the published policies of any Governmental Entity administering those statutes, as well as the rules, regulations, by-laws and policies of the Applicable Exchanges;

    (jj) "SEC" means the U.S. Securities and Exchange Commission;

    (kk) "Special Resolution" means the resolution of the TW Shareholders approving the Arrangement as contemplated in Section 2.8 hereof;

    (ll) "Subsidiary" has the meaning attributed to that term in the BCA;

    (mm) "TW Group" means Trade Wind Group Pty Ltd. a wholly owned subsidiary of Flexe through which Flexe carries on its business;

    (nn) "TW Disclosure Documents" means the disclosure documents of TW filed with applicable regulatory authorities or made public to the extent required by Securities Legislation;

    (oo) "TW Shares" shall have the meaning ascribed in the Recitals;

    (pp) "TW Shareholders Meeting" means the meeting of the TW Shareholders to be held for the purpose of considering and, if deemed advisable, to approve the Arrangement and the transactions contemplated thereby by way of Special Resolution (and for any other purpose as may be set out in the notice of the Extraordinary General Meeting);

    (qq) "U.S. GAAP" means generally accepted accounting principles in the United States consistently applied.

1.2      Interpretation Not Affected by Headings

         The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

1.3      Number and Gender

         In this Agreement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa; words importing gender include all genders.

1.4      Date of Any Action

         If the date on which any action is required to be taken hereunder by TW, Flexe Acquistion or Flexe is not a Business Day, that action will be required to be taken on the next succeeding day which is a Business Day.

1.5      Statutory References

         Any reference in this Agreement to a statute includes all regulations made thereunder, all amendments to that statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes that statute or regulations.

1.6      Knowledge

         Each reference herein to the knowledge of a party means, unless otherwise specified, the existing knowledge of such party without inquiry.

1.7      Scheme of Arrangement

         The Scheme of Arrangement attached hereto as Schedule "A" forms an integral part hereof.

                                    ARTICLE 2
                                 THE ARRANGEMENT

2.1      The Arrangement

         The Arranging Corporations agree to complete a share exchange by way of an arrangement pursuant to the provisions of Section 99 of the BCA on the terms and subject to the conditions contained in this Agreement and the Scheme of Arrangement. As soon as practicable, TW will apply to the Court pursuant to
Section 99 of the BCA for an interim order in form and content satisfactory to TW and Flexe (the "Interim Order") providing for, among other things, the calling and holding of the TW Shareholders Meeting for the purpose of considering the Arrangement. If the Arrangement is approved at the TW Shareholders Meeting in accordance with the Interim Order, TW will take, as soon as reasonably possible, and with the consent of Flexe, the necessary steps to submit the Arrangement to the Court and apply for a final order in form and content satisfactory to TW and Flexe (the "Final Order") approving the Arrangement. If a Final Order is obtained, subject to the satisfaction, waiver or release of the conditions set forth in Article 8, TW will, with the consent of Flexe, file a certified copy of the Final Order for acceptance by the Registrar to give effect to the Arrangement pursuant to Section 99 of the BCA.

2.2      Conversion of Shares

         As of the Effective Date, by virtue of the Arrangement and without any action on the part of any holder of Flexe Shares, each outstanding Flexe Share (other than Flexe Shares held by TW) will be exchanged with TW automatically, for 1.754880714 of a fully paid and non-assessable TW Share (the "Exchange Ratio") rounded down to the nearest whole number of TW Shares.

2.3      Issuance of TW Shares

         Prior to the Effective Date, TW will allot and reserve for issuance a sufficient number of TW Shares to provide for the number of such shares that will be required to be issued pursuant to the Arrangement. As soon as practicable after the Effective Date, TW shall provide certificates representing the appropriate number of TW Shares to the former holders of Flexe Shares as provided in the Scheme of Arrangement.

2.4      Interim Order

         The court application referred to in Section 2.1 above will request that the Interim Order provide, among other things, the calling and holding of the TW Shareholders Meeting.

2.5      Circular

         As promptly as practicable after the execution and delivery of this Agreement, with a view to completion on or about October 5, 2000, TW and Flexe will prepare the Circular and Proxy Statement together with any other documents required by the BCA, applicable Securities Legislation and other applicable Law in connection with the Arrangement and the TW and Flexe Shareholders Meetings, and TW and Flexe will cause the Circular and Proxy Statement and any other documentation required in connection with the TW and Flexe Shareholders Meetings to be sent to each TW and Flexe Shareholder as soon as reasonably practicable following receipt of the Interim Order and filed as required by the Interim Order and applicable Law.

2.6      Securities Compliance

     (a) Each of TW and Flexe will use all reasonable commercial efforts to obtain all orders required (to the extent necessary) from the applicable Canadian and United States securities regulatory authorities to permit the issuance and first resale of the TW Shares issued pursuant to the Arrangement, in each case, without qualification, without the approval of, or the filing of, any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian or United States (as applicable) federal, provincial, state or territorial securities or other Law or pursuant to the rules and regulations of any regulatory authority administering those Laws, or the fulfilment of any other legal requirement in any jurisdiction (other than, with respect to first resales, any restrictions on transfer by reason of, among other things, a holder being: (i) a "control person" of TW for purposes of Canadian provincial Securities Legislation; or (ii) an "affiliate" of TW or Flexe for purposes of United States Securities Legislation), provided that TW shall not in any event be required to file a registration statement or prospectus in the United States.

     (b) TW and Flexe will prepare and file all documents (including exemption applications) required under applicable Securities Legislation in respect of exemptions to prospectus and other requirements of the relevant Securities Legislation, provide that TW shall not in any event be required to file a registration statement or prospectus in the United States.

2.7      Preparation of Filings

     (a) Each of TW and Flexe will proceed diligently, in a co-ordinated fashion and use its reasonable commercial efforts in:

         (i) the preparation of the Circular and Proxy Statement any exemption applications or orders and any other documents deemed reasonably necessary by either of them to discharge their respective obligations under applicable Securities Legislation in connection with the Arrangement and the other transactions contemplated hereby; and

         (ii) the taking of such action as may be required under any applicable Securities Legislation (including "blue sky laws") in connection with the issuance of TW Shares, provided however, that with respect to the United States "blue sky" requirements and Canadian provincial Securities Legislation qualifications neither Flexe nor TW will be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where that entity is not now so subject except with respect to service of process as to matters and transactions arising solely from the offer and sale of the TW Shares.

     (b) TW and Flexe will ensure that the Circular and Proxy Statement complies with all applicable Law (including Securities Legislation). Without limiting the generality of the foregoing, TW and Flexe will ensure that the Circular and Proxy Statement provides the TW and Flexe Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the TW and Flexe Shareholders Meetings.

2.8      Applicable Exchange Listing Applications

         TW and Flexe will apply for and use all reasonable commercial efforts to obtain all appropriate regulatory approvals (including those of the Applicable Exchanges) to cause the TW Shares issuable in connection with the Arrangement to be listed and posted for trading on the Applicable Exchanges by the Effective Date.

2.9      TW and Flexe Shareholders Meeting

         Prior to December 15, 2000, TW and Flexe will, subject to the terms of the Interim Order, convene the TW and Flexe Shareholders Meetings for the TW and Flexe Shareholders to consider and, if deemed advisable, approve the Arrangement by way of Special Resolution, passed, subject to the terms of the Interim Order, by not less than 75% of the votes cast by TW and Flexe Shareholders represented in person or by proxy at the TW and Flexe Shareholders Meetings.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF FLEXE

                  Except as set forth in the Flexe Form 10SB, Flexe hereby represents and warrants as follows to and in favour of TW:

3.1      Organization and Qualification

         Flexe and the TW Group have been duly incorporated and organized, are validly subsisting under all applicable Law, and have full corporate or legal power and authority to own, lease and operate their assets and conduct their businesses as now owned and conducted. Each of Flexe and TW Group is duly registered, licensed or qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes a registration license or qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Flexe.

3.2      Capitalization

         The authorized capital of Flexe consists of 20,000,000 Flexe Shares and 5,000,000 shares of preferred stock. As of the date hereof, approximately 10,200,000 Flexe Shares are validly issued and outstanding as fully paid and non-assessable (of which Shares 8,800,000 are owned by TW) and no shares of preferred stock are issued and outstanding. Except as set out above and in the Flexe Form 10SB, there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of Flexe to issue or sell any shares of any capital stock of Flexe or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Flexe or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements, or commitments based upon the book value, income or any other attribute of Flexe. The holders of outstanding shares of Flexe are not entitled to any pre-emptive or other similar rights.

3.3      Financial Statements

     (a) The Flexe Financial Statements:

         (i) have been prepared in accordance with U.S. GAAP applied on a basis consistent with those of preceding fiscal periods;

         (ii) present fully, fairly and correctly the assets, liabilities and financial condition of Flexe as at the dates thereof and the results of its operations and the changes in its financial position for the periods then ended except, in the case of the unaudited consolidated financial statements of Flexe, for the absence of notes and to year ended audit adjustments;

         (iii) contain and reflect all necessary adjustments for a fair presentation of the results of operations and the financial condition of the business of Flexe for the periods covered thereby; and

         (iv) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of Flexe.

3.4      Litigation

         There are no Claims threatened in writing or, to the knowledge of Flexe, pending against or involving Flexe or TW Group or their business assets or properties before any court, arbitrator or other Governmental Entity, domestic or foreign which could have a Material Adverse Effect. As at the date hereof, neither Flex or TW Group nor any of their properties is subject to any material judgment, order or decree.

                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF TW AND FLEXE ACQUISTION

         Except as set forth in the TW Disclosure Documents, TW hereby represents and warrants as follows in favour of Flexe:

4.1      Capitalization

         The authorized capital of TW consists of 5,000,000,000 TW Shares of which 16,042,951 TW Shares are issued and outstanding as of the date hereof. Except for the TW Shares to be issued pursuant to the Arrangement, there are not now any other outstanding options, warrants or rights to purchase or acquire shares or securities convertible into or exchangeable for any shares in the capital of TW and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require TW to issue, sell or deliver any shares in its share capital. As of the date of this Agreement, 1,600,121 TW shares were reserved for issuance pursuant to the terms of the outstanding TW Stock Options.

4.2      Issuance of Shares

         The TW Shares to be issued pursuant to the Arrangement will be duly and validly issued by TW on the date on which such shares are to be issued, and will, upon such issuance, be issued as fully paid and non-assessable shares.

4.3      Organization and Qualification

         TW has been duly incorporated and organized, is validly subsisting under all applicable Law, and has full corporate or legal power and authority to own, lease and operate its assets and conduct its businesses as now owned and conducted. TW is duly registered, licensed or qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes a registration license or qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on TW.

4.4      Authority Relative to this Agreement

                  TW has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by TW and the consummation by TW of the transactions contemplated by this Agreement have been duly authorized by its board of directors and no other corporate proceedings on the part of TW are necessary to authorize this Agreement and the transactions contemplated hereby other than: (i) the approval of the board of directors of TW solely with respect to the Circular; and (ii) shareholder approval with respect to the completion of the Arrangement as contemplated herein. This Agreement has been duly executed and delivered by TW and constitutes a valid and binding obligation of TW, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws relating to or affecting the rights of creditors generally and the qualifications that: (i) equitable remedies may be granted on in the discretion of courts of competent jurisdiction; (ii) rights to indemnity and contribution may be limited by applicable law; and (iii) the enforceability of the provisions of this Agreement would be determined only in the discretion of the Court.

ARTICLE 5
                               COVENANTS OF FLEXE

5.1      Operation of Business

         During the period commencing on the date hereof and continuing until the Effective Date, unless TW shall otherwise agree in writing, Flexe covenants it will do the following (except where the failure to perform any such action would not have a Material Adverse Effect on Flexe):

     (a) conduct its business only in, not take any action except in, and maintain its facilities in, the usual, ordinary and regular course of business and consistent with past practice;

     (b) use reasonable commercial efforts to preserve intact its business organizations and goodwill and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it;

     (c) promptly notify TW orally and in writing of any Material Adverse Change to Flexe or TW Group in the normal course of its business or in the operation of its business or in the operation of its properties, and of any material governmental or third party complaints, investigations or any hearings (or communications indicating that the same may be contemplated);

     (d) use all reasonable commercial efforts to effect or cause to be effected all necessary registrations and filings in full and submissions of information requested of it by any Governmental Entity;

     (e) use all reasonable commercial efforts to obtain its shareholders' approval of the Arrangement;

     (f) establish a record date for and call and hold a shareholders' meeting (such meeting, and any adjournment or continuation thereof, being the "Flexe Shareholders' Meeting") to be held at the earliest practicable date for the purpose of voting on the approval of the Arrangement as required under the IBCA;

     (g) conduct the Flexe Shareholders' Meeting in accordance with the IBCA and its Articles and By-Laws; and]

     (h) use all reasonable commercial efforts to cause the directors and officers of Flexe and TW Group that TW may designate to resign, effective the Effective Date or such later date as TW may specify, from the board of directors of Flexe or TW Group and/or from their respective office with Flexe or TW Group, as the case may be.

                                   ARTICLE 6
                                 COVENANTS OF TW

6.1      Covenants of TW

         TW  hereby covenants and agrees as follows:

     (a) TW shall use reasonable commercial efforts in order to give effect to the Arrangement and, without limiting the generality of the foregoing, TW shall apply for and obtain the orders, consents and approvals specified in paragraphs (i)and (ii) below:

         (i)   the Interim Order and the Final Order as provided in Section 2.1;
               and

         (ii) such other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Arrangement and the transactions contemplated by this Agreement;

         provided that nothing herein shall require TW, directly or indirectly, to make any payment or incur any obligation to secure any such order, consent or approval which it considers to be inappropriate or unadvisable in the circumstances, other than payment of routine administrative costs; and

     (b) to use all reasonable efforts to cause the TW Shares to be duly and validly issued in connection with the Arrangement and listed for trading on the Applicable Exchanges.

                                   ARTICLE 7
                            COVENANTS OF FLEXE AND TW

7.1      Securities

         TW and Flexe will, with the assistance of their legal counsel, establish that the TW Shares issued pursuant to the Arrangement should, when issued as contemplated by this Agreement, be issued in accordance with the exemption from registration requirements of the Securities Act under Section 3a-10 and in accordance with exemptions from the registration and prospectus delivery requirements of applicable Canadian securities Laws and that the TW Shares, when issued, will not be "restricted securities" as defined in Rule 144 promulgated under the Securities Act and will not be subject to restrictions on transfer under the Securities Act, state securities laws or Canadian Securities Law, except as provided in Rule 145 of the Securities Act. In circumstances where that exemption is determined not to be available the shares of TW issued in exchange for the Flexe shares will be restricted from transfer. In such instance TW will use its reasonable best efforts to file a Registration Statement on Form S-3 to register the Flexe Shares for resale under the 1933 Act.

7.2      Co-operation

         Each of Flexe and TW will use all reasonable commercial efforts to satisfy each of the conditions precedent to be satisfied by it and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under applicable Law, including Securities Legislation, to permit the completion of the Arrangement in accordance with the provisions of this Agreement and to consummate and make effective all other transactions contemplated in this Agreement and to co-operate with each other in connection with the foregoing, including:

     (a) agreeing to those changes, modifications, amendments, additions or deletions to the Arrangement as either party may reasonably require, provided any change, modification, amendment, addition or deletion would not, in the reasonable judgment of the other party, have a Material Adverse Effect on that party or its shareholders;

     (b) using all reasonable commercial efforts in connection with the preparation of documentation for submission to any Governmental Entity and the TW Shareholders and will keep each other informed of any requests or comments made by a Governmental Entity in connection with that documentation;

     (c) using all reasonable commercial efforts to obtain all necessary consents, approvals (including shareholder approvals), authorizations, waivers and orders of any Governmental Entity, stock exchange authorities and third parties as are required to be obtained by it under any Law; and

     (d) using all reasonable commercial efforts to obtain the Interim Order and the Final Order as provided in Section 2.1 above.

                                   ARTICLE 8
                                   CONDITIONS

8.1      Mutual Conditions Precedent

         The respective obligations of each of Flexe and TW to complete the transactions contemplated hereby and to file with the Registrar a copy of the Final Order to give effect to the Arrangement will be subject to the fulfilment, or mutual waiver in writing by each of Flexe and TW, of each of the following conditions:

     (a) on or before [December 31, 2000], all orders and exemptions which Flexe and TW determine to be necessary or desirable in connection with the Arrangement shall have been obtained on terms satisfactory to each of Flexe and TW; and

     (b) the Interim Order will have been obtained by [October 31, 2000] and the Final Order will have been obtained by [December 31, 2000], in each case in form and substance satisfactory to TW and Flexe;

     (c) on or before the Effective Date:

         (i) the TW Shareholders will have approved the Special Resolution in accordance with the requirements of the BCA and the Interim Order at the TW Shareholders Meeting;

         (ii) the Flexe Shareholders will have approved the Arrangement in accordance with the provisions of the IBCA at the Flexe Shareholders' Meeting; and

         (iii) no legal impediment will exist, whether arising under law or regulation, or by actions of a court, nor will any proceedings be pending before a court (other than an appeal of the Final Order) that will have the consequence (or would, if successful, have the consequence) of preventing the Arrangement;

     (d) this Agreement will not have been terminated pursuant to Article 9; and

     (e) on or before the Effective Date all consents, approvals, authorizations, waivers and orders required or necessary or desirable for the completion of the transactions contemplated herein (including those required under applicable Law) shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances.

                                    ARTICLE 9
                                   TERMINATION

9.1      Termination

         This Agreement may be terminated and abandoned at any time on or before the Effective Date by agreement in writing executed by TW and Flexe;

9.2      Effect of Termination

         In the event this Agreement is terminated, the provisions hereof will forthwith become void, and no party hereto will have any liability or further obligation to the other party.

                                   ARTICLE 10
                    FEES, EXPENSES AND OTHER AMOUNTS PAYABLE

10.1     Fees and Expenses

         Each of the parties hereto will be responsible for and bear all of its own fees, costs and expenses (including the fees and disbursements of counsel, financial advisors, accountants, actuaries, consultants and brokers, expenses of its advisors, agents and other representatives) incurred at any time in connection with pursuing or consummating the proposed transactions, whether or not the Arrangement is consummated.

                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1     Public Announcements

         No press release or other public announcements concerning the proposed transactions contemplated by this Agreement will be made by TW or Flexe without the prior consent of the other of them (which consent is not to be unreasonably withheld); provided, however, that TW and Flexe may, without that consent, make any disclosure about itself and its rights and obligations as may be required by any stock exchange on which any of the securities of TW or Flexe are listed or by any Securities Legislation or any Governmental Entity having jurisdiction over TW or Flexe or any of its affiliates, and if any disclosure is required, the party making the disclosure will use reasonable commercial efforts to give prior oral or written notice to TW or Flexe, as applicable, and, if prior notice is not possible, to give the notice immediately following the making of that disclosure.

11.2     Survival of Representations and Warranties

         The representations and warranties of each of Flexe and TW contained in
Article 3 and Article 4, respectively, will survive the execution and delivery of this Agreement and will terminate on the earlier of the termination of this Agreement in accordance with its terms and immediately upon the acceptance of the Registrar of a certified copy of the Final Order giving effect to the Arrangement.

11.3     Mutual Understanding Regarding Amendments

         This Agreement may not be amended except by an instrument signed by each of TW and Flexe.

11.4     Notices

         Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by either party to the other shall be in writing and may be given by delivering it or sending it by facsimile transmission addressed to the party to which the notice is to be given at its address for service or its facsimile number set out herein. Any such notice, consent, waiver, direction or other communication shall, if delivered, be deemed to have been given and received on the date on which it was delivered on the address provided herein (if a Business Day, or if not, on the next Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received on a day other than a Business Day or after 4:00 p.m. at the point of receipt on a Business Day in which case it shall be deemed to have been given and received on the next Business Day. Any such address for service or facsimile number may be changed by notice given as aforesaid.

                  The address for service and facsimile number of each of the parties hereto shall be as follows:

     (a) if to TW:


                           Level 27 Grosvenor Place
                           225 George Street
                           Sydney, Australia

                           Attention:    Nick Bird
                           -----------------------

                           Facsimile Number:  +61 2 9250 8890


     (b) if to Flexe:



                           Level 27 Grosvenor Place
                           225 George Street
                           Sydney, Australia

                           Attention:    Nick Bird
                           -----------------------

                           Facsimile Number:  +61 2 9250 8890

11.5     Severability

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the reminder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated and the parties hereto will negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under the Agreement.

11.6     Entire Agreement

         This Agreement constitutes the entire agreement between the parties and supercedes all previous agreements entered into by the parties pertaining to the terms of the Arrangement. There are no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by any party hereto, or its directors, officers and agents, to any other party hereto or its directors, officers and agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any that representation, opinion, advice or assertion of fact, except to the extent aforesaid.

11.7     Assignment

         None of the parties hereto may assign this Agreement of any of its rights hereunder or under the Arrangement without the prior written consent of the other party.

11.8     Governing Law

         This Agreement will be governed in all respects, including validity, interpretation and effect, by the laws of Bermuda, without giving effect to the principles of conflict of laws thereof.

11.9     Binding Effect

         This Agreement and the Arrangement will be binding upon and will enure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

11.10    Parties in Interest

         Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement.

11.11    Counterparts

         This Agreement may be executed in any number of counterparts, each of which will be deemed to be original and all of which taken together will be deemed to constitute one and the same instrument.

11.12    Time of Essence

         Time is of the essence of this Agreement.

11.13    Further Assurances

         The parties hereto hereby agree that each will promptly furnish to the other any further documents and take or cause to be taken any further actions as may reasonably be required in order to give effect to this Agreement and the Arrangement. The parties hereto each agree to execute and deliver any instruments and documents as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

11.14    Waiver

         Subject to any requirements imposed by Law or by the Court, this Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived. No waiver of any nature, in any one or more instances, will be deemed or construed as a further or continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Arrangement Agreement this ________ day of __________________, 2000.




                                      TRADE WIND COMMUNICATIONS LIMITED

                                      Per:
                                          --------------------------------------
                                          Authorized Signatory



                                      FLEXEMESSAGING.COM, INC.

                                      Per:
                                          --------------------------------------
                                          Authorized Signatory


This is page 19 of the ARRANGEMENT AGREEMENT among Trade Wind Communications Limited, and Flexemessaging.com, Inc.